Exhibit 10.8


                          SOUTH WESTERN ELECTRICITY plc
                      USE OF DISTRIBUTION SYSTEM AGREEMENT


                           GENERAL CONDITIONS - INDEX


Clause   Title

 1                Definitions
 2                Conditions Precedent
 3                Use of Distribution System and Term
 4                Payment of Charges
 5                Limitation of Liability
 6                De-energisation
 7                Compliance with Distribution Code
 8                Metering Equipment
 9                Assignment and Sub-Contracting
10                Events of Default
11                Force Majeure
12                Confidentiality
13                Non-Waiver
14                Entire Agreement
15                Disputes Resolution
16                Governing Law
17                Jurisdiction
18                Savings Clause
19                Notices
20                Variations


Schedule

 1                List of Exit Points and Specifications
 2                Charges for the Use of the Distribution System
 3                Charges for acting as Operator of Energy Metering Equipment
 4                Addresses for Service of Notices
 5                Meters
 6                Application for Use of Electricity Distribution System

THIS AGREEMENT is made the _____ day of _____________________ 1993

BETWEEN

(1)      SOUTH WESTERN ELECTRICITY plc
         of 800, Park Avenue, Aztec West, Almondsbury, Bristol BS12 4SE ("the PES" which expression shall include its successors and/or permitted assigns);

         and

(2)      of
         ("the User" which expression shall include its successors and/or permitted assigns)

WHEREAS:-

A. The PES is the holder of a Public Electricity Supply Licence under the Electricity Act 1989.

B.       The User holds a Second Tier Licence under the Electricity Act 1989.

C. The User wishes to transport the supply to the Exit Points through the Distribution System.

D. The PES and the User agree that this Agreement will have effect from 1st April 1993.

NOW IT IS HEREBY AGREED as follows:-

1.       DEFINITIONS

1.1 In this Agreement except where the context otherwise requires the following expressions shall have the meanings set opposite them:-

         "Act" the Electricity Act 1989.

         "Apparatus" all equipment in which electrical conductors are used, supported or of which they may form part.

         "Company's Equipment" the switchgear, metering or other equipment, lines or other parts of the Distribution System or any other property or rights of the Company related to the Distribution System, including any sub-station.

         "Competent Authority" includes the Secretary of State, the Director, and any local or national agency, authority, department, inspectorate, minister, ministry, official public or statutory person (whether

UOS  14.05.93
         autonomous or not) of, or of the government of, the United Kingdom or of the European Community.

         "Confidential Information" all data and other information supplied to the Obligor by the other Party under the provisions of this Agreement.

         "Connection Agreement" an agreement between the Company and the User or any Customer relating to the connection through which the Supply is to be delivered at an Exit Point.

         "Customer" each person party to a subsisting contract with the User for a supply of electricity by the User through the Distribution System from time to time.

         "Customer's Installation" any structures, equipment, lines, appliances or devices used or to be used by any Customer and connected or to be connected to the Distribution System through any Exit Point.

         "De-Energise" the movement of any switch or the removal of any fuse or the taking of any other step whereby no electrical current can flow from the Distribution System through the Company's Equipment to the Customer's Installation or User's Installation at the Exit Point.

         "Directive" includes any present or future directive, requirement, instruction, direction or rule of any Competent Authority (but only, if no having the force of law, if compliance with the Directive is in accordance with the general practice of persons to whom the Directive is addressed) and includes any modification, extension or replacement thereof then in force.

         "Director" the Director-General of Electricity Supply appointed for the time being pursuant to the Act.

         "Distribution Code" the distribution code referred to in the Licence.

         "Distribution System" the Company's system for the distribution of electricity as defined in the Licence.

         "Energise" the movement of any switch or the insertion of any fuse or the taking of any other step so as to enable an electrical current to flow from the Distribution System through the Company's equipment to the Customer's Installation or User's Installation at the Exit Point.

         "Energy Metering Equipment" shall have the meaning given to the phrase "Metering Equipment" in the Pooling and Settlement Agreement.


UOS  14.05.93

         "Exit Point" each point of connection at which the Supply may flow between the Distribution System and the Customer's or User's Installation or the distribution system of another person as set out in
         Schedule 1 or notified to the Company pursuant to Clause 3.

         "Force Majeure" any event or circumstance which is beyond the reasonable control of either Party and which results in or causes the failure of that Party to perform any of its obligations under this Agreement including, but not limited to, act of God, strike, lockout or other industrial disturbance, act of the public enemy, war declared or undeclared, threat of war, terrorist act, blockade, revolution, riot, insurrection, civil commotion, public demonstration, sabotage, act of vandalism, lighting, fire, storm, flood, earthquake, accumulation of snow or ice, lack of water arising from weather or environmental problems, explosion, fault or failure of Plant and Apparatus which could not have been prevented by Good Industry Practice, governmental restraint, Act of Parliament, other legislation, bye-law and Directive (not being any order, regulation or directive under Section 32, 33, 34 or 35 of the Act) or the failure of any generator or NGC to supply the Company with electricity or any deficiency in such supply to the extent that such failure or deficiency or the consequences thereof could not have been prevented by Good Industry Practice by the Company. Provided that lack of funds shall not be interpreted as a cause beyond the reasonable control of that Party.

         "Good Industry Practice" the exercise of that degree of skill, diligence, prudence and foresight which would reasonably and ordinarily be expected from a skilled and experienced operator engaged in the same type of undertaking under the same or similar circumstances.

         "Grid Code" the Grid Code referred to in NGC's transmission licence.

         "Grid Supply Point" a point of delivery from NGC's transmission system to the Distribution System.

         "GSP" a Grid Supply Point.

         "kVA" kilovoltamperes.

         "kW" kilowatt.

         "KWh" kilowatt hours.

         "Licence" The Company's public electricity supply licence granted under
         Section 6(1)(c) of the Act.


UOS  14.05.93
                                        4

         "Master Connection and Use of System Agreement" the agreement of that name dated 30th March 1990 and the Supplemental Agreements thereto made between NGC and others governing connection to and use of NGC's transmission system.

         "Maximum Capacity" means in respect of each Exit Point the amount of electricity expressed in kVA specified in Schedule 1.

         "NGC" The National Grid Company PLC.

         "Obligor" as defined in Clause 12.

         "Operator" the person who is the operator of Energy Metering Equipment as more fully defined in the Pooling and Settlement Agreement.

         "Party" each person for the time being and from time to time party to this Agreement and any successor(s) in title to, or permitted assign(s) of, such person.

         "Plant" fixed and moveable items other than Apparatus.

         "Pooling and Settlement Agreement" the agreement of that title for the time being approved (or to be approved) by the Secretary of State or by the Director as from time to time amended with the approval of the Director and shall where the context permits include the Initial Settlement Agreement approved (or the be approved) by the Secretary of State (as from time to time amended with the consent of the Secretary of State.

         "Premises" any premises of the User or any Customer in or in relation to which any of the Company's Equipment is to be installed or is for the time being situate.

         "Regulations" the Electricity Supply Regulations 1988.

         "Supply" the supply of electricity to be provided or sold by the User to Customers through the Distribution System having, in relation to each Exit Point, the characteristics of the supply of electricity specified in the relevant Connection Agreement.

         "Use of Distribution System" use of the Distribution System or the distribution system of any third party (but not, for the avoidance of doubt, use of NGC's transmission system) for the passing of electricity into the Distribution System in such quantities as are agreed pursuant to this Agreement and for the transportation of such quantities of electricity by the Company through the Distribution System to the Exit Points.

         "Use of System Metering Equipment" metering equipment suitable to provide the Company with such data as it requires for use of system or operational purposes (including for calculating the charges payable by

UOS  14.05.93
         the User for Use of Distribution System).

         "User's Installation" means structures, equipment, lines, appliances or devices connected or to be connected to the Distribution System through any Exit Point used or to be used by the User in connection with this Agreement or for the supply of electricity by the User to Customers.

1.2      In this Agreement any reference to:

         "a Clause" is a reference to a clause hereof;

         "a charging period" is a reference to the period specified in
         Schedule 1 (or if no period is specified a calendar month);

         "a Schedule" is, subject to any contrary indication, a reference to a schedule hereto;

         the word "including' is to be construed without limitation.

1.3 Any reference in this Agreement to a statute, statutory instrument, regulation or order shall be construed as a reference to such statute, statutory instrument, regulation or order as amended or re-enacted from time to time.

1.4 Any reference in this Agreement to another agreement or any deed or other instrument shall be construed as a reference to that other agreement, deed or other instrument as the same may have been or may from time to time be, amended, varied, supplemented or novated.

1.5 Any reference in this Agreement to the masculine shall include the feminine and any reference to the singular shall include the plural and vice versa in each case.

1.6      Clause headings are for ease of reference only.

2.       CONDITIONS PRECEDENT

2.1 The obligations of the company under this Agreement are subject to the delivery by the User to the Company of each of the following in form and substance reasonably satisfactory to the Company:-

         (A) written confirmation from NGC that the User has entered into the Master Connection and Use of System Agreement and any necessary Supplemental Agreement pursuant thereto or that the User is not required by NGC to enter into any such Agreement(s);


UOS  14.05.93
                                          6

         (B) evidence that the User is a party to, and a pool member under, the Pooling and Settlement Agreement;

         (C) evidence that the User is the holder of a current private electricity supply licence granted pursuant to section 6(2)(a) of the Act, or is exempted from holding such a licence pursuant to section 5 of the Act.

2.2 The obligation of the Company to deliver a Supply to a particular Exit Point is in each case subject to:-

         (A) the User being authorised by a current private electricity supply licence granted pursuant to section 6(2)(a) of the Act or by an exemption granted pursuant to section 5 of the Act to supply electricity to the premises to be supplied with electricity through the Exit Point;

         (B) there being a subsisting Connection Agreement in respect of that Exit Point and the completion of all construction works agreed to be carried out pursuant to that Connection Agreement; and

         (C) the Company receiving confirmation that the User has given notice of that Exit Point to NGC pursuant to the Master Connection and Use of System Agreement.


3.       USE OF DISTRIBUTION SYSTEM AND TERM

3.1 Subject to the terms of this Agreement the Company shall transport the Supply to the Exit Points through the Distribution System in accordance with the requirements of the respective Customers up to the Maximum Capacity for each Exit Point subject to such variations, if any, as may be permitted by the Regulations. This Agreement shall continue until terminated by either Party by giving not less than 28 days prior notice save that the Company shall not be entitled to serve notice for so long as it is required to offer terms for Use of Distribution System pursuant to the Licence.

3.2 The User shall give 28 days' notice to the Company of any additional Exit Point through which it desires to provide the Supply to a Customer by completing and sending to the Company its application to supply at a new Exit Point in the form or substantially in the form set out in
         Schedule 6. Subject to the provisions of Clause 8, on the expiry of such notice period, the User shall be permitted (subject to the terms of this Agreement) to distribute the Supply through the Distribution System to that new Exit Point.

3.3 The User shall give reasonable prior notice to the Company from time to time of any modified requirements or other material variations in the details applicable to each Exit Point from those contained in

UOS  14.05.93
                                          7

         Schedule 1 or furnished to the Company pursuant to Clause 3.2. The Company reserves the right to require any necessary amendments to the relevant Connection Agreement and the charges payable thereunder on receiving notice of modified requirements or other material variations in the details applicable to an Exit Point to the extent that such requirements or variations require any Modification to the Company's Equipment or the Distribution System and the implementation of any such modification and of any modified requirements of any Customer or User shall be conditional upon the coming into force of such amended Connection Agreement and upon the completion and commissioning of any works required thereunder. The User will in December of each year during the currency of this Agreement provide a comprehensive updated list containing the then current details applicable to each Exit Point. The Company shall not be liable to the User for any defect in the Supply to any Exit Point to the extent to which it is attributable to incorrect information concerning that Exit Point furnished by the User provided that the Company has acted in accordance with Good Industry Practice in relation thereto.

3.4 The User may by giving to the Company at least 28 days' written notice delete any Exit Points from the list of Exit Points covered by this Agreement with effect from the date and time specified in that notice.

3.5 The Company shall promptly allocate each Exit Point to a Grid Supply Point for the purpose of the Master Connection and Use of System Agreement on a reasonable basis and shall notify the User of such allocation forthwith. The Company shall be entitled to re-allocate any Exit Point to a different Grid Supply Point for such purpose at any time or times during the term of this Agreement, provided that any such reallocation must be on a reasonable basis for a period of not less than 12 months starting on the 1st April in any year, and must be notified to the User (together with details of the technical reasons for such re-allocation) not later than 30th September prior to such 1st April. The User shall notify any such allocation ore re-allocation to NGC forthwith.

         Provided that in respect of each Exit Point -

                  (a)      through which a supply is provided to EHV premises;

                  (b) the GSP to which that Exit Point is allocated is other than the GSP to which it was first allocated under this clause ("the original GSP"); and

                  (c) the original GSP is still in use and has not been materially reduced in capacity,

         the charges payable under Clause 4 shall not exceed the charges which would be payable if the Exit Point was still allocated to the original GSP and any NGC charge allocated accordingly.

UOS  14.05.93
                                          8

4.       PAYMENT OF CHARGES

4.1 The User shall during this Agreement pay to the Company charges in respect of the Use of Distribution System specified in Schedule 1. Such charges are and will be calculated in accordance with the Company's statement of use of system charges for the time being in force issued pursuant to Condition 8 of the Licence. The Company may vary such use of system charges in accordance with the Licence at any time by giving at least 28 days' written notice to the User.

4.2 As soon as practicable after the end of each charging period, the Company shall deliver to the User an account showing the charges payable in respect of that charging period which shall be of sufficient detail to distinguish clearly the portion of such charges attributable to each Exit Point.

4.3 The User shall pay each account in full within 14 days of the same being rendered. If any amount remains unpaid after the due date thereof, the Company shall (in addition to any other remedies) be entitled to charge interest on the amount unpaid at the annual rate of 4% over the base lending rate of Lloyds Bank PLC.

4.4 All amounts mentioned herein as payable by the User are exclusive of Value Added Tax (if any) and the Company may ad to such amount Value Added Tax at the rate applicable thereto from time to time.

4.5 If at any time electricity is delivered to any Exit Point after the User has ceased to be a pool member under the Pooling and Settlement Agreement and before this Agreement is terminated, then (unless the User is a party to a separate contract for top-up and standby sales made between the Company and the User), the User shall pay to the Company upon demand such sum as the Company shall determine (calculated in accordance with the Company's statement of top-up and standby charges for the time being in force issued pursuant to Condition 8 of the Licence) as the price of a top-up or stanby sale of electricity of a quantity equal to the quantity of electricity so delivered.

4.6 If upon the request of the User the Director determines that the use of system charges (or top-up or standby charges) (including any variations thereof) payable by the User under this Agreement have not been calculated strictly in accordance with the terms of the Company's statement of use of system charges (or as the case may be statement of top-up and standby supply charges) issued pursuant to Condition 8 of the Licence, the Company shall pay to the User an amount in respect of each charging period equal to the amount, if any, by which the User has been overcharged during such charging period as a result together with interest thereon from the date on which such charges were paid until the date of payment of such interest. Such interest shall accrued from day to day at the rate specified in Clause 4.3.

UOS  14.05.93
                                        9

5.       LIMITATION OF LIABILITY

5.1 Neither Party shall be liable for any failure of or defect in the Supply or other breach of this Agreement directly or indirectly caused by a circumstance of Force Majeure.

5.2 Subject to Clauses 5.6 and 6.2 and save as provided in this Clause 5.2 and Clause 5.3 and save where any provisions of this Agreement provides for an indemnity neither Party (the "Party Liable") nor any of its officers, employees or agents shall be liable to the other Party for loss arising from any breach of this Agreement other than for loss directly resulting from such breach and which at the date hereof was reasonably foreseeable as likely to occur in the ordinary course of events from such breach in respect of:-

         (A) physical damage to the property of the other Party, its officers, employees or agents; and/or

         (B) the liability of such other Party to any Customer for loss in respect of physical damage to the property of that Customer.

         Provided that:

         (i) in respect of liability under Clause 5.2(A) above the liability of either Party in respect of claims for such loss or damage shall not exceed the sum of (pound)1,000,000 (one million pounds) per incident or series or related incidents; and

         (ii) in respect of liability under Clause 5.2(B) above the liability of either Party in respect of claims for such loss or damage shall not exceed the sum of (pound)1,000,000 (one million pounds) in respect of each such Customer per incident or series of related incidents.

         Provided further that the Company shall be entitled to deduct from any such sums as aforesaid payable by way of compensation for loss or damage under this Agreement, any sums payable by the Company under any Connection Agreement in respect of such loss or damage suffered by the User or any Customer under such Connection Agreement or any of their respective officers, employees or agents.

5.3 Nothing in this Agreement shall exclude or limit the liability of the Party Liable for death or personal injury resulting from the negligence of the Party Liable or any of its officers, employees or agents and the Party Liable shall indemnify and keep indemnified the other Party, its officers, employees or agents, from and against all such and any loss or liability which such other Party may suffer or incur by reason of

UOS  14.05.93
                                          10
         any claim on account of death or personal injury resulting from the negligence of the Party Liable or any of its officers, employees or agents.

5.4 Subject to Clauses 5.6 and 6.2 and save where any provision of this Agreement provides for an indemnity neither Party, nor any of its officers, employees or agents shall in any circumstances whatsoever be liable to the other Party for:-

         (A) any loss of profit, loss of revenue, loss of use, loss of contract or loss of goodwill; or

         (B)      any indirect or consequential loss; or

         (C) loss resulting from the liability of such other Party to any other person howsoever and whensoever arising save as provided in Clauses 5.2 (B) and 5.2.

5.5 The rights and remedies provided by this Agreement to the Parties are exclusive and not cumulative and exclude and are in place of all substantive (but not procedural) rights or remedies express or implied and provided by common law or statute in respect of the subject matter of this Agreement, including without limitation any rights either Party may possess in tort which shall include without limitation actions brought in negligence and/or nuisance. Accordingly, each of the Parties hereby waives to the fullest extent possible all such rights and remedies provided by common law or statute, and releases the Party Liable, its officers, employees and agents to the same extent from all duties, liabilities, responsibilities or obligations provided by common law or statute in respect of the matters dealt with in this Agreement and undertakes not to enforce any of the same except as expressly provided herein.

5.6 Save as otherwise expressly provided in this Agreement, this Clause 5 insofar as it excludes or limits liability shall override any other provision in this Agreement provided that nothing in this Clause 5 shall exclude or restrict or otherwise prejudice or affect any of:-

         (A) the rights, powers, duties and obligations of either Party which are conferred or created by the Act, any licence granted pursuant to the Act or the Regulations; or

         (B) the rights, powers, duties and obligations of the Director or the Secretary of State under the Act, any such licence or otherwise howsoever.

5.7      Each of the sub-clauses of this Clause 5 shall:-

         (A) be construed as a separate and severable contract term, and if one or more of such sub-clauses is held to be invalid, unlawful or otherwise unenforceable the other or others of

UOS  14.05.93
                                         11
                  such sub-clauses shall remain in full force and effect and shall continue to bind the Parties; ;and

         (B)      survive termination of this Agreement.

5.8 Each Party hereby acknowledges and agrees that the other Party holds the benefit of Clauses 5.2 and 5.3 and 5.4 above for itself and as trustee and agent for its officers, employees and agents.

5.9 Each Party hereby acknowledges and agrees that the provisions of this Clause 5 have been the subject of discussion and negotiation and are fair and reasonable having regard to the circumstances as at the date hereof.

5.10 For the avoidance of doubt, nothing in this Clause 5 shall prevent or restrict either Party enforcing any obligation (including suing for a debt) owed to it under or pursuant to this Agreement.


6.       DE-ENERGISATION

6.1 The Company shall be entitled to De-Energise any Exit Point at any time where instructed to do so by NGC pursuant to the terms of the Master Connection and Use of System Agreement or where required to do so pursuant to Part XVII of the Pooling and Settlement Agreement.

6.2 The Company shall as soon as reasonably practicable De-Energise any Exit Point where instructed to do so by the User and shall promptly notify the User of the date and time at which such De-Energisation was effected. The User shall reimburse the Company any expense incurred in relation to such De-Energisation, if any, and shall indemnify the Company against any costs, liability, loss or damage suffered by the Company as a result of such De-Energisation provided that the Company has acted in accordance with Good Industry Practice in connection therewith.

6.3 Where the Company fails to De-Energise any Exit Point following an instruction from the User under Clause 6.2, the Company shall indemnify the User against any cost, loss or damage suffered by the User as a result of such failure to De-Energise unless the Company considers that it is not reasonably practicable to effect such De-Energisation and notifies the User thereof not more than 3 business days after receiving the User's instruction under Clause 6.2, provided that if the User disagree with the Company and refers the dispute to arbitration in accordance with the provisions of Clause 15 and the dispute is resolved in favour of the User the indemnity set out in this Clause 6.3 shall apply.


UOS  14.05.93
                                        12

6.4 The Company shall be entitled to De-Energise any Exit Point at any time where permitted to do so pursuant to the terms of the Connection Agreement which relates to the relevant Exit Point.

6.5 The Company shall be entitled to De-Energise any Exit Point at any time if and to the extent that the Company in its reasonable discretion considers it necessary to do so whether to avoid danger or to avoid interference with the regularity or efficiency of any distribution of supplies for the time being given by the Company to any person or to enable the Company to inspect or effect alterations, maintenance, repairs or additions to any part of the Distribution System or in case of emergency affecting or liable to affect the proper working of the Distribution System or NGC's transmission system or any other system through which the Company receives a supply of electricity directly or indirectly.

6.6      (A)      Where the Company De-Energises any Exit Point pursuant to
                  Clause 6.1, it shall:-

                  (1) inform the User thereof as soon as reasonably practical thereafter;

                  (2) re-Energise the relevant Exit Point as soon as reasonably practicable after it is permitted to do so by NGC; and

                  (3)      at all times act in accordance with Good Industry
                           Practice;

                  and the User shall pay to the Company on demand any costs incurred by the Company as a result of such De-Energisation and re-Energisation.

         (B) Where the Company De-Energises any Exit Point pursuant to Clause 6.2, it shall:-

                  (1) re-Energise the relevant Exit Point as soon as reasonably practicable after being required to do so by the User; and

                  (2)      at all times act in accordance with Good Industry
                           Practice;

                  and the User shall pay to the Company on demand any costs incurred by the Company as a result of such re-Energisation.

         (C) Where the Company De-Energise any Exit Point pursuant to Clauses 6.4 or 6.5, it shall:-

                  (1) except where in the reasonable opinion of the Company the Exit Point should be De-Energised forthwith by reason of any accident or other emergency or to

UOS  14.05.93
                                          13
                           avoid failure or serious interference with other supplies, give the User 48 hours' notice of its intention to De-Energise;

                  (2) re-Energise the relevant Exit Point as soon as reasonable practicable; and

                  (3)      at all times act in accordance with Good Industry
                           Practice.

6.7 Subject to the provisions of the Distribution Code, the Company shall be entitled to plan and execute outages of the Distribution System at any time and from time to time.

6.8      The Company shall be entitled to De-Energise any Exit Point:-

         (A) in respect of which the User has given notice pursuant to Clause 3.4, at any time on or after the expiry of such notice;

         (B) in respect of which the User has ceased to be the Registrant pursuant to the Pooling and Settlement Agreement; or

         (C) in respect of which the conditions set out in Clause 2.2 cease to be satisfied.

         and the User shall pay to the Company on demand any costs incurred by the Company as a result of such De-Energisation and any subsequent re-Energisation at the request of the User.


7.       COMPLIANCE WITH DISTRIBUTION CODE

7.1      The Parties undertake to each other to comply with the Distribution
         Code.

7.2 In the event of any conflict between this Agreement and the Distribution Code the Distribution Code shall prevail.


8.       METERING EQUIPMENT

8.1 In respect of the Energy Metering equipment at each Exit Point, the User acting as Registrant (as defined in the Pooling and Settlement Agreement) shall either:-

         (A) notify the Company that the User or such other party to the Pooling and Settlement Agreement as the User may direct will perform the function of Operator in respect of that Energy Metering Equipment pursuant to the Pooling and Settlement Agreement; or

UOS  14.05.93
                                          14

         (B) notify the Company that the User wishes to appoint the Company to perform the function of Operator in respect of that Energy Metering Equipment pursuant to the Pooling and Settlement Agreement.

8.2 In the case of Clause 8.1(A), the User or such other party to the Pooling and Settlement Agreement as the User has so directed shall be responsible for installing or procuring the installation of Energy Metering Equipment at the relevant Exit Point complying with the terms of the Pooling and Settlement Agreement, and the User shall not be permitted by the Company to pass the Supply through the relevant Exit Point until the necessary Energy Metering Equipment has been installed and registered in accordance with the terms of the Pooling and Settlement Agreement. The Company shall co-operate with the User in relation to the installation of Energy Metering Equipment by the User, and shall provide such advice and assistance as may reasonably be requested by the User in relation thereto.

8.3 In the case of Clause 8.1(B), the Company shall be responsible for installing or procuring the installation of Energy Metering Equipment a the relevant Exit Point complying with the terms of the Pooling and Settlement Agreement. Where the Exit Point is a new Site at which Construction works remain to be carried out pursuant to the terms of the relevant Connection Agreement, the Company shall install Energy Metering Equipment as a part of those construction works, and the User shall be permitted to pass a Supply through the Exit Point on the relevant Connection Agreement. Where the Exit Point is an existing site, the Company shall use all reasonable endeavours to do so within 28 days of receipt of the User's notice under Clause 8.1(B). The User shall not be permitted by the Company to pass the Supply through the relevant Exit Point until the earliest of:-

         (A) the date on which the necessary Energy Metering Equipment has been installed and registered in accordance with the terms of the Pooling and Settlement Agreement;

         (B) the date which is 29 days after the receipt by the Company of the User's notice under Clause 8.1(B); or

         (C)      such other date as the Parties may agree in writing.

         Where Energy Metering Equipment has not been installed within 28 days of receipt of the User's notice under Clause 8.1(B), the Parties shall, in the absence of contrary agreement, follow the procedures set out in Clause 56.19.16 of Part XV of the Pooling and Settlement Agreement.

8.4 Where the Company agrees to be the Operator of Energy Metering Equipment at any Exit Point pursuant to this Agreement and the Pooling and Settlement Agreement the User shall pay to the Company the amounts set out in Schedule 1.

UOS  14.05.93
                                          15

8.5 Where the Company agrees to be the Operator of Energy Metering Equipment at any Exit Point:-

         (A) the User shall ensure that its employees, agents and invitees will not interfere with such Energy Metering Equipment or the immediate connections to such Energy Metering Equipment without the prior written consent of the Company, except to the extent that emergency action has to be taken to protect the health and safety of persons or to prevent serious damage to property proximate to the Energy Metering Equipment;

         (B) the User shall procure that the employees, agents, sub-contractors and invitees of the Company shall at all reasonable times have safe and unobstructed access to the Energy Metering Equipment. The Company agrees to procure that any individuals to who access is given pursuant to this Clause 8.5(B) shall comply with all reasonable directions given by the User or the relevant Customer and its appropriately authorised employees and agents as to general safety and site security arrangements.

8.6 Where the Company is the Operator of Energy Metering Equipment at any Exit Point pursuant to this Agreement and the Pooling and Settlement Agreement, the User may appoint as a new Operator in relation to any or all such Exit Points the User or such person as the User may direct (providing that such person must be a party to the Pooling and Settlement Agreement) by following the necessary procedure set out in the Pooling and Settlement Agreement.

8.7 The User agrees that the Settlement System Administrator (as defined in the Pooling and Settlement Agreement) or his authorised agent may release to the Company such data from the Energy Metering Equipment a teach Exit Point as the Company may reasonably require for the operation and planning of the Distribution System. Where such data is released to the Company, it shall be subject to the Company's obligations of confidentiality under Clause 12.

8.8 The Company shall be entitled to install Use of System Metering Equipment at the Exit Point in addition to any Energy Metering Equipment, but if it exercises this right it shall make no additional charge to the User in respect of such Use of System Metering Equipment; the User shall comply with the provisions of Clause 8.5(A) and 8.5(B) in respect thereof.

8.9 Where the Company exercises its right to install Use of System Metering Equipment the provisions set out in Schedule 5 shall apply.




UOS  14.05.93
                                         16

9.       ASSIGNMENT AND SUB-CONTRACTING

9.1      (A)      Subject to Clause 9.1(B) below, the User shall not assign
                  its benefit or burden under this Agreement without the prior written consent of the Company, such consent not to be unreasonably withheld.

         (B) The User may assign or charge its benefit under this Agreement in whole or in part by way of security.

9.2 Either Party shall have the right to sub-contract or delegate the performance of any of its obligations or duties arising under this Agreement including activities envisaged by the Distribution Code without the prior consent of the other. The cub-contracting by the Company or the User of the performance of any obligations or duties under this Agreement or of any activities envisaged by the Distribution Code shall not relieve the Company or the User (as the case may be) from liability for performance of such obligation or duty.


10.      EVENTS OF DEFAULT

10.1     In the event that:-

         (A) the User shall fail to pay (other than by inadvertent error in funds transmission which is discovered by the Company, notified to the User and corrected within two business days thereafter) any amount properly due or owing from it pursuant to the terms of this Agreement and such default is unremedied at the expiry of the period of 7 business days immediately following receipt by the User of written notice from the Company of such non-payment; or

         (B) the User shall fail in any material respect to perform or comply with any of the obligations expressed to be assumed by it under this Agreement and (if it is capable of remedy) it is not remedied to the reasonable satisfaction of the Company within 30 days of receiving written notice from the Company of the occurrence thereof and requiring the same to be remedied; or

         (C)      (1)      an order of the High Court is made or an effective
                           resolution passed for the insolvent winding up or dissolution of the User; or

                  (2) a receiver (which expression shall include an administrative receiver within the meaning of Section 29 of the Insolvency Act 1986) of the whole or any material part of the assets or undertaking of the User is appointed; or


UOS  14.05.93
                                         17

                  (3) ad administration order under Section 8 of the Insolvency Act 1986 is made or if a voluntary arrangement is proposed under Section 1 of that Act in respect of the User; or

                  (4) the User enters into any scheme of arrangement (other than for the purpose of reconstruction or amalgamation upon terms and within such period as may previously have been approved in writing by the Director); or

                  (5) the User is unable to pay its debts (within the meaning of Section 123(1) or (2) of the Insolvency Act 1986 save that such sections shall have effect as if for (pound)750 there was inserted (pound)10,000 and the User shall not be deemed to be unable to pay its debts if any demand for payment is being contended in good faith by the User with recourse to all appropriate measures and procedures)

                  and in any such case within 28 days of his appointment the liquidator, received, administrative receiver, administrator, nominee or other similar officer has not provided to the Company a guarantee of future performance by the User of this Agreement in such form and amount as the Company may reasonably require:

         (D)      the User ceases to be:

                  (1) a party to the Pooling and Settlement Agreement and a pool member thereunder; and

                  (2) a party to the Master Connection and Use of System Agreement (unless the Company was notified pursuant to Clause 2.2(A) that the User was not required to enter into such Agreement); and

                  (3) the holder of a current private electricity supply licence granted pursuant to section 6(2)(a) of the Act or exempted from holding such a licence pursuant to section 5 of the Act;

         such event shall become an event of default when the Company declares by notice in writing to the User that such event has become an event of default provided that at that time the event of default continues unremedied.

10.2 Once the Company has given notice of an event of default pursuant to Clause 10.1 this Agreement shall terminate and, without prejudice to the other rights and remedies of the Company, the Company shall terminate the Use of Distribution System by the User. The User shall pay to the Company on demand any costs incurred, including the costs of De-Energising the Exit Points.

UOS  14.05.93
                                          18

11.      FORCE MAJEURE

         If either Party shall be unable to carry out any of its obligations under this Agreement due to a circumstance of Force Majeure this Agreement shall remain in effect but save as otherwise provided herein both Parties' obligations shall be suspended without liability for a period equal to the circumstance of Force Majeure provided that:

         (A) the non-performing Party gives the other Party prompt notice describing the circumstance of Force Majeure, including he nature of the occurrence and its expected duration and, where reasonably practicable, continues to furnish regular reports with respect thereto during the period of Force Majeure;

         (B) the suspension of performance is of no greater scope and of no longer duration than is required by the Force Majeure;

         (C) no obligations of either Party that accrued before the Force Majeure causing the suspension of performance are excused as a result of the Force Majeure;

         (D) the non-performing Party uses all reasonable efforts to remedy its inability to perform as quickly as possible.


12.      CONFIDENTIALITY

12.1 Each Party (the "Obligor") hereby undertakes with the other Party that is shall preserve the confidentiality of, and not directly or indirectly reveal, report, publish, disclose, transfer or use for its own purposes Confidential Information except:-

         (A)      in the circumstances set out in Clause 12.2; or

         (B)      to the extent otherwise expressly permitted by this Agreement;
                  or

         (C) with the prior consent in writing of the other Party.

12.2     The circumstances referred to in Clause 12.1 are:-

         (A) where the Confidential Information, before it is furnished to the Obligor, is in the public domain; or

         (B) where the Confidential Information, after it is furnished to the Obligor:-

                  (1) is acquired by the Obligor in circumstances in which this Clause 12 does not apply; or

UOS  14.05.93
                                          19

                  (2) is acquired by the Obligor in circumstances in which this Clause 12 does apply and thereafter ceases to be subject to the restrictions imposed by this Clause 12; or

                  (3)      enters the public domain,

                  and in any case otherwise than as a result of (a) a breach by the Obligor of its obligations in this Clause 12 or (b) a breach by the person who disclosed that Confidential Information of that person's confidentiality obligation and the Obligor is aware of such breach; or

         (C) if the Obligor is required or permitted to make disclosure of the Confidential Information to any person:-

                  (1) in compliance with the duties of the Obligor under the act or any other requirement of a Competent Authority; or

                  (2) in compliance with the conditions of any licence issued under the Act or any document referred to in any such licence with which the Obligor is required to comply; or

                  (3)      in compliance with any other requirement of law; or

                  (4) in response to a requirement of any stock exchange or regulatory authority or the Panel on Take-overs and Mergers; or

                  (5) pursuant to the arbitration rules for the Electricity Supply Industry Arbitration Association or pursuant to any judicial or other arbitral process or tribunal having jurisdiction in relation to the Obligor; or

         (D) to the employees, directors, agents, consultants and professional advisers of the Obligor, in each case on the basis set out in Clause 12.3.

12.3 With effect from the date of this Agreement the Obligor shall adopt procedures within its organization for ensuring the confidentiality of all Confidential Information which it is obliged to preserve as confidential under Clause 12.1. These procedures are:-

         (A) the Confidential Information will be disseminated within the Obligor only on a "need to know" basis;

         (B) employees, directors, agents, consultants and professional advisers of the Obligors in receipt of Confidential Information will be made fully aware of the Obligor's obligations of confidence in relation thereto; and


UOS  14.05.93
                                         20

         (C) any copies of the Confidential Information, whether in hard copy or computerised form, will clearly identify the Confidential Information as confidential.


13.      NON-WAIVER

13.1 None of the provisions of this Agreement shall be considered waived by either Party except when such waiver is given in writing.

13.2 No delay by or omission of either Party in exercising any right, power, privilege or remedy under this Agreement or the Distribution Code shall operate to impair such right, power, privilege or remedy or be construed as a waiver thereof. Any single or partial exercise of any such right, power, privilege or remedy shall not preclude any other future exercise thereof or the exercise of any other right, power, privilege or remedy.


14.      ENTIRE AGREEMENT

         This Agreement, including the Schedules, shall constitute the entire agreement between the Parties with respect to its subject matter and supersedes all previous agreements and understandings between the Parties with respect thereto and each of the Parties acknowledges and confirms that it does not enter into this Agreement in reliance on any representation or warranty or other undertaking not fully reflected in the terms of this Agreement, and no amendment, modification or substitution hereto shall be effective unless executed in writing by both Parties.


15.      DISPUTES RESOLUTION

15.1 Save where expressly stated in this Agreement to the contrary and subject to any contrary provisions of the Act, any licence issued pursuant to the Act or the Regulations or the rights, powers, duties and obligations of the Director or the Secretary of State under the Act, any such licence or otherwise howsoever, any dispute or difference of whatever nature howsoever arising under out of or in connection with this Agreement between the Parties shall be and is hereby referred to arbitration pursuant to the arbitration rules of the Electricity Arbitration Association in force from time to time.


15.2 Whatever the nationality residence or domicile of either Party and Wherever the dispute or difference or any part thereof arose the law of England shall be the proper law of any reference to arbitration hereunder and in particular (but not so as to derogate from the generality of the foregoing) the provisions of the Arbitration Acts

UOS  14.05.93
                                          21

         1950 (notwithstanding anything in Section 34 thereof) to 1979 shall apply to any such arbitration wherever the same or any part of it shall be conducted.

15.3 Subject always to Clause 15.5, if any tariff customer (as defined in Section 22(4) of the Act) brings any legal proceedings in any court (as defined in the Rules of the Supreme Court 1965 and in the County Courts Act 1984) against one or ore parties, any of which is a Party (the "defendant Party") and the defendant Party wishes to make a third party claim (as defined in Clause 15.4) against the other Party which would but for this Clause 15.3 have been a dispute or difference referred to arbitration by virtue of Clause 15.1 then, notwithstanding the provisions of Clause 15.1 which shall not apply and in lieu of arbitration, the court in which the legal proceedings have been commenced shall hear and completely determine and adjudicate upon the legal proceedings and the third party claim not only between the tariff customer and the defendant Party but also between either or both of them and the other Party whether by way of third party proceedings (pursuant to the Rules of the Supreme Court 1965 or the County Court Rules 1981) or otherwise as may be ordered by the court.

15.4     For the purpose of this Clause 15 "third party claim" shall mean:-

         (A) any claim by a defendant Party against the other Party (whether or not already a party to the legal proceedings) for any contribution or indemnity; or

         (B) any claim by a defendant Party against the other Party for any relief or remedy relating to or connected with the subject matter of the legal proceedings and substantially the same as some relief or remedy claimed by the tariff customer; or

         (C) any requirement by a defendant Party that any question or issue relating to or connected with the subject matter of the legal proceedings should be determined not only as between the tariff customer and the defendant Party but also as between either or both of them and the other Party (whether or not already a party to the legal proceedings).

15.5 Clause 15.3 shall apply only if at the time the legal proceedings are commenced no arbitration has been commenced between the defendant Party and the other Party raising or involving the same or substantially the same issues as would be raised by or involved in the third party claim. The tribunal in any arbitration which has been commenced prior to the commencement of legal proceedings shall determine the question, in the event of dispute, whether the issues raised or involved are the same or substantially the same.




UOS  14.05.93
                                         22

16.      GOVERNING LAW

         This Agreement shall be governed by and construed in all respect in accordance with the law of England and Wales.


17.      JURISDICTION

17.1 Subject to Clause 15 and to Clause 17.4, both Parties irrevocably agree that the courts of England are to have exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Agreement including the Distribution Code and that accordingly any suit, action or proceeding (together in this Clause 17 referred to as "Proceedings") arising out of or in connection with this Agreement may be brought in such courts.

17.2 Each Party irrevocably waives any objection which it may have now or hereafter to the laying of the venue of any Proceedings in an;y such court as is referred to in this Clause 17 and any claim that any such Proceedings have been brought in an inconvenient forum and further irrevocably agrees that judgement in any Proceedings brought in the English courts shall be conclusive and binding upon such Party and may be enforced in the courts of any other jurisdiction.

17.3 Each Party which is not incorporated in any part of England and Wales agrees that if it does not have, or shall cease to have, a place of business in England and Wales it will promptly appoint and shall at all times maintain a person in England and Wales to accept service of process on its behalf in any Proceedings in England.

17.4 For the avoidance of doubt nothing contained in Clauses 17.1 to 17.3 above shall be taken as permitting a Party to commence Proceedings in the courts where this Agreement otherwise provides for Proceedings to be referred to arbitration.


18.      SAVINGS CLAUSE

         If any provision of this Agreement is or becomes or is declared invalid, unenforceable or illegal by the courts of any jurisdiction to which it is subject or by order of the Commission of the European Communities or by order of the Secretary of State such invalidity, unenforceability or illegality shall not prejudice or affect the remaining provisions of this Agreement which shall continue in full force and effect notwithstanding such invalidity, unenforceability or illegality.



UOS  14.05.93
                                          23

19.      NOTICES

19.2 Any notice, demand, certificate or other communication required to be given or sent under this Agreement shall be in writing and either delivered personally or by first class post, telex or facsimile.

19.2 The required address, telex or facsimile number for a Party for the purposes of this Clause shall be the address, telex or facsimile number specified for such purpose in Schedule 4.

19.3 A notice or other form of communication shall be deemed to have been served as follows:-

         (A) if given or delivered personally at the time when given or delivered;

         (B) if sent by pre-paid first class post at the expiration of forty-eight hours after the document was delivered into the custody of the postal authorities;

         (C)      if sent by telex on receipt of the appropriate answerback;

         (D) if sent by facsimile, on receipt of confirmation from the addressee that it has been received.

         In proving such service it shall be sufficient to prove that personal delivery was made or that the envelope containing the notice was properly addressed as set out above and delivered into the custody of the postal authorities as a pre-paid first class letter as the case may be.


20.      VARIATIONS

20.1 No variations to this Agreement shall be effective unless made in writing and signed by or on behalf of both Parties. The Company and the User shall effect any amendment required to be made to this Agreement by the Director as a result of a change in the License or an order made pursuant to the Act or as a result of settling any of the terms hereof and the User hereby authorises and instructs the Company to make any such amendment on its behalf and undertakes not to withdraw, qualify or revoke such authority or instruction at any time.

20.2 Either Party shall at any time be entitled to propose variations to this Agreement by notice in writing to the User. The Company and the User shall negotiate in good faith the terms of any such variation, but if a variation to the Agreement has not been agreed and put into effect within one month after it has been proposed by the Company, either Party shall be entitled to refer the matter to the Director, pursuant to

UOS  14.05.93
                                          24

         Condition 8C of the Licence, as if the variation were a new agreement as referred to in that condition. The Parties shall give effect to the determination of the Director and shall enter into any agreement supplemental to this Agreement as shall be necessary to give effect to any variation agreed or so determined.

IN WITNESS whereof the hands of the duly authorised representatives of the parties hereto the date first above written

                            ___________________________________ for User

                             _______________________________ for Company



UOS  14.05.93
                                       25

                                   SCHEDULE 5

                                     Meters

Where the Company exercises its right to install Use of System Metering Equipment the following provisions shall apply.

1. The Use of System Metering Equipment shall be provided, installed and maintained by the Company and shall, insofar as the same is used for calculating the charges payable by the User for Use of Distribution System be capable of operating within the accuracy limits specified below ("the agreed accuracy limits"), namely:-

         (A) where the Maximum Capacity of the Exit Point is 10 megawatts (or equivalent megawatts, as defined in the License) or less:
                   +/- 2 per cent;

         (B) where the Maximum Capacity of the Exit Point is greater than 10 megawatts (or equivalent megawatts, as so defined) : +/- 1 per cent.

2. For the avoidance of doubt, the Use of System Metering Equipment need not be certified under paragraph 5 of the Schedule 7 to the Act.

3. Unless the accuracy of the Use of System Metering Equipment is disputed by notice in writing ("dispute notice") given by either Party to the other Use of System Metering equipment shall be deemed to be accurate. If a dispute notice is given:-

         (A) Unless otherwise agreed, the Use of System Metering Equipment shall as soon as practicable be examined and tested by [a meter examiner in accordance with Schedule 7 to the Act.]

         (B)      if on such test:-

                  (1) it shall be found that the inaccuracy of the registration of the Use of System Metering Equipment at normal loads exceeds the agreed accuracy limits, suitable adjustment shall be made in the accounts rendered by the Company and the Use of System Metering Equipment or part thereof found to be inaccurate shall be recalibrated or replaced and the cost of such test and recalibration or replacement shall be paid by the Company;

                  (2) the Use of System Metering Equipment is found to be accurate within the said limits, the Use of System Metering Equipment shall be deemed to be accurate and the cost of moving, testing and replacing the Use of System Metering Equipment or any part thereof shall be paid by the Party which served the dispute notice.

UOS  14.05.93
                                          26

                  4. If it is discovered that any meter reading has been inaccurate or omitted or the translation of such a reading into charges has been incorrect, then the Company shall forthwith issues a correcting invoice or credit note (as the case may be) on the basis of the correct data, which shall be taken into account in the next account issued pursuant to Clause 4.2 of this Agreement.

                  5. If (having made reasonable efforts to do so) the Company's representative cannot gain access to read the Use of System Metering Equipment the quantity of electricity consumed will be estimated on a reasonable basis by the Company and the charges payable under this Agreement shall be based on the estimated amounts, subject to any adjustment which may be necessary following the next actual reading.

                  6. If electricity be supplied and be not registered in whole or in part by the Use of System Metering Equipment for any period the User shall pay in respect of such period charges based so far as can be reasonably ascertained on what the charges would have been had the Use of System Metering Equipment fully registered.

                  7. The Company shall make available to the User at reasonable intervals such data from the Use of System Metering Equipment as the User may reasonably require.






UOS  14.05.93                                          27